                                                                    EXHIBIT 99.3



                          LICENSE AND ROYALTY AGREEMENT

         This LICENSE AND ROYALTY AGREEMENT ("Agreement") is entered into as of August 8, 2000 (the "Effective Date") by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates ("Pfizer") and ATRIX Laboratories, Inc. ("ATRIX"), a Delaware corporation, having an office at 2579 Midpoint Drive, Fort Collins, CO 80525-4417. Pfizer and Atrix are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

         WHEREAS, Pfizer desires to obtain a non-exclusive license under ATRIX's right, title and interest in the Patent Rights so that Pfizer can manufacture, use, sell, offer for sale and import Product; and

         WHEREAS, ATRIX is willing to grant such license on the terms and subject to the conditions set forth herein;

         Therefore, in consideration of the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

1. DEFINITIONS. The capitalized terms used in this Agreement and not defined elsewhere in it shall have the meanings specified for such terms in this Section 1 and in the Research Agreement (defined below).

         1.1. "RESEARCH AGREEMENT" means the Collaborative Research Agreement between Pfizer and ATRIX effective August 7, 2000.

         1.2. "NET SALES" means the gross amount invoiced by Pfizer, its Affiliates, or any sublicensee of Pfizer for sales to a third party or parties of Products, less normal and customary trade discounts actually allowed, returns, credits, taxes the legal incidence of which is on the purchaser and separately shown on Pfizer's or any sublicensee of Pfizer's invoices and transportation, insurance and postage charges, if prepaid by Pfizer or any sublicensee of Pfizer and billed on Pfizer's or any sublicensee of Pfizer's invoices as a separate item, and compulsory payments and rebates, accrued, paid or deducted pursuant to agreements (including, but not limited to managed care agreements) or governmental regulations.

2.       GRANT OF LICENSE, TERM, RIGHTS AND OBLIGATIONS.

         2.1. LICENSE GRANTED TO PFIZER UNDER THE PATENT RIGHTS. ATRIX grants to Pfizer a non-exclusive, worldwide license, including the right to grant sublicenses, to manufacture, use, sell, offer for sale and import, Products under all ATRIX Patent Rights and Pfizer Patent Rights, subject to the terms and conditions herein.

         2.2. TERM OF LICENSE GRANT AND PAYMENT OF ROYALTIES. The license granted to Pfizer pursuant to this Agreement will commence on the Effective Date and, unless terminated earlier as provided below, the license in each country shall terminate on the date of the last to expire of the ATRIX Patent Rights and Pfizer Patent Rights.



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

         2.3. PAID-UP LICENSE. Pfizer shall have a paid-up license permitting royalty-free manufacture, use, sale, offer for sale and import of Products in each country after the expiration of Pfizer's last obligation to pay royalties on Net Sales of each such Product in each such country.

         2.4.     PFIZER OBLIGATIONS.

                  2.4.1. Pfizer shall use commercially reasonable efforts to timely promote the sale, marketing and distribution of the Products and to otherwise exploit Products commercially.

                  2.4.2.   If Pfizer grants a sublicense pursuant to this
                           Section 2, Pfizer shall guarantee that any sublicensee fulfils all of Pfizer's obligations under this Agreement; provided, however, that Pfizer shall not be relieved of its obligations pursuant to this Agreement.

         2.5. TECHNICAL ASSISTANCE. ATRIX shall provide to Pfizer or any sublicensee of Pfizer, at Pfizer's request and sole cost and expense, any agreed technical assistance reasonably necessary to enable Pfizer or such sublicensee to manufacture, use, sell, offer for sale or import each Product and to enjoy fully all the rights granted to Pfizer pursuant to this Agreement; provided, however, that ATRIX is reasonably capable of providing that assistance.



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3.       CLINICAL AND COMMERCIAL DEVELOPMENT. When and if any Pfizer Compound is
         identified for further development using ATRIX Patent Rights or Pfizer Patent Rights, Pfizer and ATRIX shall negotiate a supply agreement ("Supply Agreement").

         In addition to the applicable terms and conditions set forth in this Agreement, the agreement described above shall contain detailed manufacturing terms including, without limitation, provisions concerning: specifications, forecasts, orders, materials procurement, quality control, inspections, storage and other necessary details prior to market launch of the Product.

         3.1 COMMERCIALIZATION. Pfizer shall have the sole and exclusive right to conduct clinical trials on and to sell all Products in accordance with the terms of the License set forth in
                  Section 2.1.

         3.2 MANUFACTURE. ATRIX and Pfizer shall have the co-exclusive right to manufacture or have manufactured; any Product discovered or developed in the course of activities performed pursuant to the Research Agreement. Subject to qualification and approval by Pfizer, such approval not to be unreasonably withheld, ATRIX shall have the right to manufacture [ ** ] any Product developed under the Research Agreement. The terms and conditions for the manufacture of any such Product shall be pursuant to the Supply Agreement when and if Pfizer identifies a Compound for further development using ATRIX Patent Rights or Pfizer Patent Rights.

         3.4      For each Product manufactured by ATRIX, Pfizer will pay ATRIX
                  [ ** ]



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

         3.5 "MANUFACTURING COSTS" shall mean actual costs based on Direct Material, Direct Labor, and Allocated Manufacturing Overhead (as defined below) costs incurred by ATRIX in manufacturing finished Product(s).

                  Manufacturing Costs shall be calculated in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), adapted as necessary to comply with the provisions set forth below:

                  3.5.1. "DIRECT MATERIAL" shall mean all formulation materials, enhancers, excipients and trade-dress materials, including packaging and packing materials, used in manufacturing the Product(s). Direct Material shall not include Pfizer Compounds to be supplied by Pfizer to ATRIX at Pfizer's expense.

                  3.5.2. "DIRECT LABOR" shall mean all salaries, wages and fringe benefits for workers whose time can be specifically identified with manufacturing the Product(s).

                  3.5.3. "ALLOCATED MANUFACTURING OVERHEAD" shall mean those indirect manufacturing costs related to the Product(s). Allocation methods vary depending on the cost item in question. Allocated Manufacturing Overhead in a given manufacturing facility shall be allocated to the finished Product(s) produced in that facility according to their respective production volumes and manufacturing cost. Allocated Manufacturing Overhead shall include the following:

                           a.       Repairs and supplies for machine
                                    maintenance;

                           b. Quality Assurance -- inspection and quality control, labor costs and supplies;



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                           c.       Materials handling -- salaries and wages of
                                    receiving and handling personnel;

                           d. Incremental rent depreciation, occupancy charges and fixed utility charges;

                           e. Incremental supervision -- the salaries of line managers and supervisors clearly associated with production ("Indirect Labor");

                           f.       Incremental depreciation on equipment; and

                           g. Other manufacturing overhead costs related to each finished Product.

         3.6. Pfizer shall have the right to inspect ATRIX's accounting records to verify the Manufacturing Costs on the same basis that ATRIX may inspect Pfizer's books, pursuant to Section 4.5, substituting "ATRIX" for "Pfizer" where applicable.



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

4. MILESTONE PAYMENTS, ROYALTIES, PAYMENTS OF ROYALTIES, ACCOUNTING FOR ROYALTIES, RECORDS.

         4.1. PATENT RIGHTS. Pfizer shall pay ATRIX a royalty based on the Net Sales of each Product. Such royalty shall be paid with respect to each country of the world from the date of the first commercial sale by Pfizer or any sublicensee of Pfizer of such Product in each such country until the expiration of the last ATRIX Patent Rights and Pfizer Patent Rights to expire with respect to each such country and each such Product.

         4.2.     ROYALTY RATES.

                  4.2.1. Pfizer shall pay ATRIX a royalty for the sale of each Product; [**]

                  4.2.2. The royalty paid each year by Pfizer to ATRIX shall be based on increments of Net Sales with respect to each of the Products according to the following schedule:

                           Annual Net Sales (MM)            Royalty Rate (%)
                           ---------------------            ----------------
                               [ ** ]
         [ ** ]

         4.3. PAYMENT DATES. Royalties shall be paid by Pfizer on Net Sales within sixty (60) days after the end of each calendar quarter in which such Net Sales are made. Such payments shall be accompanied by a statement showing the Net Sales of each Product by Pfizer or any sublicensee of Pfizer in each country, the applicable royalty rate for such Product, and a calculation of the amount of royalty due, including any offsets.



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

         4.4. ACCOUNTING. The Net Sales used for computing the royalties payable to ATRIX by Pfizer shall be computed and paid in US dollars by wire transfer in immediately available funds to a U.S. account designated by ATRIX, or by other mutually acceptable means. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by (a) converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as published in the Wall Street Journal for the close of the last business day of the calendar quarter for which the relevant royalty payment is to be made by Pfizer and (b) deducting the amount of any governmental tax, duty, charge, or other fee actually paid in respect of such conversion into, and remittance of U.S. dollars.

         4.5. RECORDS. Pfizer shall keep for three (3) years from the date of each payment of royalties complete and accurate records of sales by Pfizer of each Product in sufficient detail to allow the accruing royalties to be determined accurately. ATRIX shall have the right for a period of three (3) years after receiving any report or statement with respect to royalties due and payable to appoint at its expense an independent certified public accountant reasonably acceptable to Pfizer to inspect the relevant records of Pfizer to verify such report or statement. Pfizer shall make its records available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from ATRIX, to verify the accuracy of the reports and payments. Such inspection right shall not be exercised more than once in any calendar year nor more than once with



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                  respect to sales in any given period. If such accounting firm concludes that such payments were underpaid, Pfizer shall pay ATRIX the amount of any such underpayments within thirty (30) days of the date ATRIX delivers to Pfizer such accounting firm's written report. ATRIX agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for ATRIX to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law. The failure of ATRIX to request verification of any report or statement during said three-year period shall be considered acceptance of the accuracy of such report, and Pfizer shall have no obligation to maintain records pertaining to such report or statement beyond said three-year period. The results of each inspection, if any, shall be binding on both parties.

         4.6. MILESTONE PAYMENTS. Pfizer shall pay ATRIX, within thirty (30) days of the completion of each event set forth below ("Event"), the payment listed opposite that Event. Payments shall be made in US dollars by wire transfer in immediately available funds to a U.S. bank account designated by ATRIX, or other mutually acceptable means. Pfizer shall be obligated to make each payment only once with respect to each Product affected by an Event.

                  [ ** ]:

                  EVENT                  AMOUNT
                  -----                  ------

                  [ ** ]



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5.       LEGAL ACTION.

         5.1. ACTUAL OR THREATENED DISCLOSURE OR INFRINGEMENT. When information comes to the attention of Pfizer to the effect that any ATRIX Patent Rights or Pfizer Patent Rights claiming a Product have been or are threatened to be unlawfully infringed, Pfizer shall have the right at its expense to take such action as it may deem necessary to prosecute or prevent such unlawful infringement, including the right to bring or defend any suit, action or proceeding involving any such infringement; provided, however, that Pfizer shall not settle any claim or proceeding which involves or relates to the infringement of any ATRIX Patent Rights without ATRIX's prior written consent. Pfizer shall notify ATRIX promptly of the receipt of any such information and of the commencement of any such suit, action or proceeding. If Pfizer determines that it is necessary or desirable for ATRIX to join any such suit, action or proceeding, ATRIX shall, at Pfizer's expense, execute all papers and perform such other acts as may be reasonably required to permit Pfizer to commence such action, suit or proceeding in which case Pfizer shall hold ATRIX free, clear and harmless from any and all costs and expenses of litigation, including attorneys fees. If Pfizer brings a suit, it shall have the right first to reimburse itself out of any sums recovered in such suit or in its settlement for all costs and expenses, including attorney's fees, related to such suit or settlement, and [ ** ] of any funds that shall remain from said recovery shall be paid to ATRIX and the balance of such funds shall be retained by Pfizer. If Pfizer does not, within one hundred twenty (120) days after giving notice to ATRIX of the above-described information, notify ATRIX of Pfizer's intent to bring suit against any infringer, ATRIX shall have the right to bring suit



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                  for such alleged infringement, but it shall not be obligated to do so, and may join Pfizer as party plaintiff, if appropriate, in which event ATRIX shall hold Pfizer free, clear and harmless from any and all costs and expenses of such litigation, including attorney's fees, and any sums recovered in any such suit or in its settlement shall belong to ATRIX. However, [ ** ] of any such sums received by ATRIX, after deduction of all costs and expenses related to such suit or settlement, including attorney's fees paid, shall be paid to Pfizer. Each Party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other for infringement under the terms of this Section. If Pfizer lacks standing and ATRIX has standing to bring any such suit, action or proceeding, then ATRIX shall do so at the request of Pfizer and at Pfizer's expense.

         5.2. DEFENSE OF INFRINGEMENT CLAIMS. ATRIX will cooperate with Pfizer at Pfizer's expense in the defense of any suit, action or proceeding against Pfizer or any sublicensee of Pfizer alleging the infringement of the intellectual property rights of a third party by reason of the use of ATRIX Patent Rights and Pfizer Patent Rights in the manufacture, use, sale, offer for sale, or import of the Product. Pfizer shall give ATRIX prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish ATRIX a copy of each communication relating to the alleged infringement. ATRIX shall give to Pfizer all authority (including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with ATRIX, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), at Pfizer's expense,



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                  including by providing information and assistance necessary to defend or settle any such suit, action or proceeding;
                  provided, however, Pfizer shall obtain ATRIX's prior written consent to such part of any settlement which contemplates payment or other action by ATRIX or has a material adverse effect on ATRIX's business (which material adverse effect shall include, but not be limited to, an admission in connection with such settlement by ATRIX of any issue, fact, allegation or any other aspect of the claim being settled). If the Parties agree that ATRIX should institute or join any suit, action or proceeding pursuant to this Section, Pfizer may, at Pfizer's expense, join ATRIX as a defendant if necessary or desirable, and ATRIX shall execute all documents and take all other actions, including giving testimony, which may reasonably be required in connection with the prosecution of such suit, action or proceeding.

         5.3. HOLD HARMLESS. ATRIX agrees to defend, protect, indemnify and hold harmless Pfizer and any sublicensee of Pfizer, from and against any loss or expense arising from any proven claim of a third party that it has been granted rights by ATRIX that Pfizer or any sublicensee of Pfizer in exercising their rights granted to Pfizer by ATRIX pursuant to this Agreement, has infringed upon such rights granted to such third party by ATRIX.

         5.4.     THIRD PARTY LICENSES. [ ** ]

6. REPRESENTATION AND WARRANTY. ATRIX represents and warrants to Pfizer that it has the right to grant the License granted pursuant to this Agreement, and that the License so granted does not conflict with or violate the terms of any agreement between ATRIX and any third party.



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7.       OTHER AGREEMENTS. Concurrently with the execution of this Agreement,
         ATRIX and Pfizer shall enter into a Research Agreement and a Stock Purchase Agreement. This Agreement, the Research Agreement, and the Stock Purchase Agreement are the sole agreements with respect to the subject matter and supersede all other agreements and understanding between the parties with respect to same.



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8.       TERMINATION AND DISENGAGEMENT.

         8.1 EVENTS OF TERMINATION. The following events shall constitute events of termination ("Events of Termination"):

                  8.1.1 Any written representation or warranty by ATRIX or Pfizer, or any of its officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

                  8.1.2 ATRIX or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for thirty (30) days after written notice to the failing party.

         8.1. Upon the occurrence of any Event of Termination, the Party not responsible may, by notice to the other Party, terminate this Agreement.

         8.2. Termination of this Agreement by either Party, with or without cause, will not terminate the licenses granted pursuant to
                  Section 5.2 of the Research Agreement.

         8.3. Termination of this Agreement for any reason shall be without prejudice to:

                  a. the rights and obligations of the Parties provided in Sections 6, 7, and 9;



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                  b.       ATRIX's right to receive all royalty payments accrued
                           hereunder; or

                  c. any other remedies which either Party may otherwise have.

         8.4. At any time or times Pfizer may terminate, at its sole discretion, this Agreement with respect to any Product in any country or countries in the world upon thirty (30) days prior notice to ATRIX. Upon such termination by Pfizer, all licenses, other than the licenses granted under Section 5.2 of the Research Agreement shall terminate with respect to such country or countries for any such Product.

         8.5. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 4, 5, 9, 10 and 11 shall survive expiration or termination of this Agreement.

         8.6. Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party's request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party. Notwithstanding the provisions of this Section 8.6, either Party may retain one
                  (1) copy of such Confidential Information for the sole purpose of determining its continuing confidentiality obligation to the other Party under this Agreement.



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
9. INDEMNIFICATION. Pfizer and ATRIX will indemnify each other for damages, settlements, costs, legal fees and other expenses incurred in connection with a claim by a third party against either Party based on any action or omission of the indemnifying Party's agents, employees, or officers related to its obligations under this Agreement; provided, however, that the foregoing shall not apply (a) if the claim is found to be based upon the negligence, recklessness or wilful misconduct of the Party seeking indemnification; or (b) if such Party fails to give the other Party prompt notice of any claim it receives and such failure materially prejudices the other Party with respect to any claim or action to which its obligation pursuant to this Section applies. Notwithstanding the foregoing, ATRIX shall not indemnify Pfizer for claims arising from the sale of Products or exercise of rights granted to Pfizer under Section 5.2 of the Research Agreement, or the License Agreement (including without limitation product liability claims) and Pfizer shall indemnify ATRIX with respect to such claims and to claims arising from Pfizer Patent Rights, except for intellectual property claims with respect to ATRIX Patent Rights. Each Party, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided however, it shall obtain the other Party's prior consent to such part of any settlement which requires payment or other action by the other Party or is likely to have a material adverse effect on the other Party or the other Party's business.

10.      NOTICES AND REPORTS.

         10.1. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follows, or to



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                  such other address as may be designated from time to time:

                  If to Pfizer:             Pfizer Global Research and
                                             Development
                                            Eastern Point Road
                                            Groton, CT 06340

                                            Attention: Dr. George M. Milne, Jr.,
                                            Executive Vice President, PGRD with
                                            copy to: Assistant General Counsel

                  If to ATRIX:              ATRIX Laboratories, Inc.
                                            2579 Midpoint Drive
                                            Fort Collins, CO  80525-4417
                                            Attention: Charles P. Cox, Ph.D.,
                                            MBA, Vice President, New Business
                                            Development

                  with a copy to:           Morrison & Foerster LLP
                                            5200 Republic Plaza
                                            370 Seventeenth Street
                                            Denver, CO  80202-5638
                                            Attention: Warren L. Troupe, Esq.

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

         10.2. Reports. Pfizer agrees to keep ATRIX informed with respect to activities and progress toward further research, development and commercialization of Products. Pfizer agrees to provide to ATRIX every six months a written summary of such activities and progress.



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11.      MISCELLANEOUS.

         11.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         11.2 HEADINGS. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

         11.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

         11.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         11.5 AMENDMENT; WAIVER; ETC. This Agreement may be amended, modified, superseded or cancelled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.



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         11.6     NO THIRD PARTY BENEFICIARIES. No third party including any employee of any Party to this Agreement shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the Parties partners with each other or any third party.

         11.7 INDEPENDENT CONTRACTORS. It is expressly agreed that ATRIX and Pfizer shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither ATRIX nor Pfizer shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

         11.8 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either Party, except that each Party may assign this Agreement and the rights and interests of such Party, in whole or in part, to any of its Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

         11.9 FORCE MAJEURE. Neither Pfizer nor ATRIX shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or ATRIX; provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.



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

         11.10 SEVERABILITY. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.



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

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

            PFIZER INC                          ATRIX LABORATORIES, INC.


By: /s/ George M. Milne, Jr.                By: /s/ David R. Bethune
    ------------------------------              -------------------------------

Name: George M. Milne, Jr.                  Name: David R. Bethune

Title: Senior Vice President                Title: Chairman and
                                                   Chief Executive Officer

Date: August 10, 2000                       Date: August 8, 2000



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